UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2020

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, the Board of Directors (the “Board”) of Good Times Restaurants Inc. (the “Company”) appointed Ryan M. Zink as the Chief Executive Officer of the Company. Mr. Zink previously served as the Company’s Acting Chief Executive Officer and its Chief Financial Officer and Treasurer. As Chief Executive Officer of the Company, Mr. Zink will report exclusively to the Board.

Prior to assuming the role of Acting Chief Executive Officer in October 2020, Mr. Zink was serving as the Company’s Chief Financial Officer since August 1, 2017. Prior to his appointment as Chief Financial Officer of the Company, from March 2014 to July 2017, Ryan held positions with INVISTA, a wholly-owned subsidiary of Koch Industries Inc., most recently as Corporate Finance Director and formerly as Operations Controller.

In connection with his appointment as Chief Executive Officer, the Company has entered into an amended and restated employment agreement with Mr. Zink.

Pursuant to the Amended and Restated Employment Agreement, Mr. Zink will receive a minimum annual base salary of $250,000, which base salary may be increased, but not decreased, if the Company’s Board determines that such increase is appropriate based upon a performance review of Mr. Zink. Mr. Zink will also continue to be eligible for performance cash bonuses and equity awards during each year of his employment in amounts determined by the Company’s Board of Directors. In addition, Mr. Zink will continue to receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs. The agreement provides for certain severance benefits in connection with a termination of employment.

Notwithstanding the Amended and Restated Employment Agreement, Mr. Zink has voluntarily agreed to a temporary 30% reduction in his base salary in connection with the COVID 19 outbreak. The Company’s other executive officers, Scott G. LeFever (VP of Operations) and Susan M. Knutson (Controller and Corporate Secretary), along with the Company’s other senior staff, are similarly taking temporary reductions of up to 20% in their base salaries.

The above description of Mr. Zink’s Amended and Restated Employment Agreement is qualified in its entirety by the terms and conditions of Mr. Zink’s Amended and Restated employment agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated April 6, 2020, between Ryan M. Zink and Good Times Restaurants Inc.

99.1	Press Release, dated April 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: April 10, 2020	By:
Ryan M. Zink
Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated April 6, 2020, between Ryan M. Zink and Good Times Restaurants Inc.

99.1	Press Release, dated April 10, 2020